Exhibit 99.1

NEWS RELEASE
PARSLEY ENERGY ANNOUNCES THIRD QUARTER 2019 FINANCIAL AND OPERATING RESULTS; TIGHTENS CAPITAL BUDGET RANGE, RAISES PRODUCTION GUIDANCE,
AND LOWERS UNIT COST ESTIMATES
AUSTIN, Texas, November 5, 2019 – Parsley Energy, Inc. (NYSE: PE) (“Parsley,” “Parsley Energy,” or the “Company”) today announced financial and operating results for the quarter ended September 30, 2019. The Company has posted a presentation to its website that supplements the information in this release.
Third Quarter 2019 Highlights

•	Generated positive free cash flow(1) in 3Q19.

•	Initiated dividend program in 3Q19 and declared 4Q19 quarterly dividend of $0.03 per share(2) payable on December 20, 2019.

•	Net oil production increased 6% quarter-over-quarter and 25% year-over-year to 91.7 MBo per day. Total net production averaged 150.4 MBoe per day.

•
The Company registered favorable trends in lease operating expense (“LOE”) and general and administrative expense (“G&A”) during the third quarter of 2019, with respective costs per Boe reaching Company-low record levels.

•	Parsley is tightening its 2019 capital budget guidance from $1.40-$1.49 billion to $1.40-$1.47 billion.

•
The Company is increasing full-year 2019 net oil production guidance from 85.0-86.5 MBo per day to 86.4-87.4 MBo per day. At the midpoint, the updated range translates to estimated year-over-year organic growth of approximately 25%.

•
Recently announced agreement to acquire Jagged Peak Energy Inc. (“Jagged Peak”) in an accretive, low-premium and all-stock transaction valued at approximately $2.27 billion, inclusive of Jagged Peak’s net debt of approximately $625 million as of June 30, 2019, expected to close in 1Q20.

Summary Comment and Outlook
“Parsley has executed with a sense of urgency throughout 2019 and the third quarter was no different,” said Matt Gallagher, Parsley’s President and CEO. “With an inflection to free cash flow and a step-change improvement in capital efficiency, we have delivered on critical objectives of our 2019 action plan, underscoring the resiliency of our Permian asset base. Furthermore, Parsley recently announced a low-premium, all-stock acquisition of Jagged Peak, which will enhance our corporate free cash flow profile and help sustain these capital efficiency gains moving forward. I am excited by the prospects of what the combination of Parsley and Jagged Peak can deliver for shareholders in 2020 and beyond.”
Operational Update
Activity Overview
During the third quarter of 2019, the Company spud 34 and placed on production 35 gross operated horizontal wells. Parsley’s working interest on wells placed on production was approximately 95%, with an average completed lateral length of approximately 10,000 feet. The Company placed on production 30 gross operated horizontal wells in the Midland Basin, with the remainder placed on production in the Delaware Basin.
During 3Q19, Parsley utilized three-to-four frac spreads and proactively managed its completion schedule. The Company intends to continue this practice through the end of 2019, translating to approximately 32 gross (27 net) operated horizontal wells placed on production during 4Q19. Parsley believes this steady capital investment pace through year-end will help avoid the operational friction costs associated with budget exhaustion and will facilitate strong organic growth in early 2020.
“The Parsley team has raised the bar throughout 2019 and this is being borne out by persistent capital efficiency gains,” said David Dell’Osso, Parsley’s COO. “Simply put, we are delivering more footage and more oil production for less capital. I am particularly pleased with the significant improvement we have achieved in our Delaware Basin cost structure over the past year. Looking forward, Parsley’s collective sense of urgency is aimed at sustaining our execution momentum while working to capture synergies for our shareholders as we plan to integrate Jagged Peak’s complementary asset base into our 2020 plans.”

Financial Update
Healthy execution in 3Q19 translated to strong performance in key financial measures.
Profitability
During 3Q19, the Company recorded net income attributable to its stockholders of $119.7 million, or $0.43 per share. Excluding, on a tax-adjusted basis, certain items that the Company does not view as indicative of its ongoing financial performance, adjusted net income for 3Q19 was $82.0 million, or $0.29 per share.(1)
Adjusted earnings before interest, income taxes, depreciation, depletion, amortization, and exploration expense (“Adjusted EBITDAX”) for 3Q19 was $370.7 million.(1)
Realized Pricing
During 3Q19, Parsley reported an average unhedged oil price realization of $55.16/Bbl net of transportation costs, representing a discount of $1.28 to the average WTI Cushing price(3) for the quarter.
Operating Costs
Parsley registered favorable trends in operating costs and margins during the third quarter of 2019. The Company reported LOE per Boe of $3.30, down 2% versus 2Q19 expense levels. Favorable LOE unit cost trends were driven by artificial lift optimization, continued utilization of the Company’s integrated water handling system, and increased production volumes. Parsley is tightening full-year 2019 LOE per Boe guidance from $3.40-$3.90 to $3.40-$3.65.
Both G&A per Boe and cash based G&A per Boe(1), which excludes stock-based compensation expense, decreased quarter-over-quarter and year-over-year to $2.65 and $2.28, respectively, representing Company-low record levels in each case. Encouraging G&A cost trends are a function of ongoing corporate cost savings initiatives. Parsley is lowering full-year 2019 cash G&A per Boe guidance from $2.60-$2.90 to $2.50-$2.70.
Healthy realized oil pricing and favorable trends in the aforementioned cash operating costs drove a strong operating cash margin of $27.44 per Boe, or 75% of the Company’s average realized price per Boe.(1)
Capital Expenditures
Parsley reported capital expenditures of $318 million during the third quarter of 2019, comprised of $273 million for operated drilling and completion activity, $42 million for operated facilities and infrastructure, and $3 million associated with non-operated development activity. Parsley is tightening full-year 2019 capital guidance from $1.40-$1.49 billion to $1.40-$1.47 billion.
Return of Capital Program
Parsley Energy today announced that its Board of Directors declared a quarterly dividend of $0.03 per share.(2) The dividend is payable on December 20, 2019, to shareholders of record on December 10, 2019.
Liquidity and Hedging
As of September 30, 2019, Parsley had approximately $981 million of liquidity, consisting of $5 million of cash and cash equivalents and an availability of $976 million on the Company’s revolver.(4)
The Company also recently added to its 2020 hedge positions and, pro forma for the previously announced pending acquisition of Jagged Peak, expects that a majority of the two businesses’ estimated 2020 oil production will be subject to hedge protection. Parsley’s portfolio of option contracts provides significant protection for its balance sheet and anticipated cash flow while retaining meaningful exposure to higher commodity prices. For details on Parsley’s standalone and pro forma hedge position, please see the tables below under Supplemental Information. For details on Parsley’s standalone hedge position please see, upon availability, the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2019.

2019 Guidance
Parsley is tightening its 2019 capital budget range, increasing its full-year 2019 net oil production guidance and decreasing its full-year 2019 unit operating cost guidance, reflecting strong execution across the organization. The Company expects fourth quarter 2019 net oil production to average 88.5-92.0 MBo/d. The updated 2019 guidance does not take in effect the pending acquisition of Jagged Peak, which is expected to close in the first quarter of 2020, subject to customary closing conditions, including shareholder and regulatory approvals. For further detail, please see the table below.

	Previous	Updated
	2019 Guidance	2019 Guidance
Production
Annual net oil production (MBo/d)	85.0-86.5	86.4-87.4
Annual net total production (MBoe/d)	134.0-139.0	138.0-142.0

Capital Program
Total development expenditures ($MM)	$1,400-$1,490	$1,400-$1,470
Drilling and completion (% of total)	~85%	~85%
Facilities, Infrastructure & Other (% of total)	~15%	~15%

Activity
Gross operated horizontal POPs(5)	135-140	~140
Midland Basin (% of total)	~85%	~85%
Delaware Basin (% of total)	~15%	~15%
Average lateral length	10,100’-10,500’	10,200’-10,500’
Gross operated lateral footage (000’s)	1,365’-1,470’	1,430’-1,470’
Average working interest	93%-94%	93%-94%

Unit Costs
Lease operating expenses ($/Boe)	$3.40-$3.90	$3.40-$3.65
Cash general and administrative expenses ($/Boe)	$2.60-$2.90	$2.50-$2.70
Production and ad valorem taxes (% of total revenue)	6%-7%	6%-7%

Preliminary Pro Forma 2020 Outlook
Parsley is reiterating its preliminary pro forma 2020 outlook issued on October 14, 2019. Both production and capital expenditure range estimates assume a full-year of contribution from Jagged Peak.

•	Parsley remains committed to a growing free cash flow profile that returns capital to shareholders. Parsley continues to use a $50 WTI oil price assumption for its baseline capital budget in 2020.

•	Parsley estimates that capital expenditures of $1.6-$1.9 billion will translate to oil production of 126-134 MBo per day in 2020, representing healthy year-over-year production growth.

•
Parsley plans to deploy 15 development rigs and four-to-five frac spreads on average in 2020. Parsley anticipates five of its development rigs will operate in the Delaware Basin, where Parsley has seen a material reduction in well costs in 2019.

Conference Call Information
Parsley Energy will host a conference call and webcast to discuss its results for the third quarter of 2019 on Wednesday, November 6 at 9:00 a.m. Eastern Time (8:00 a.m. Central Time). Participants should call 877-709-8150 (United States/Canada) or 201-689-8354 (International) 10 minutes before the scheduled time and request the Parsley Energy earnings conference call. A telephone replay will be available through November 13 by dialing 877-660-6853 (United States/Canada) or 201-612-7415 (International). Conference ID: 13695516. A live broadcast will also be available on the internet at www.parsleyenergy.com under the “Investors-Events & Presentations” section of the website. The Company has also posted a presentation to its website that supplements the information in this release.
Upcoming Conference Participation
Parsley plans to participate in the Bank of America Merrill Lynch Global Energy Conference in Miami on November 12-13, the Raymond James Growth & Value Conference in Boston on November 18-19, and the Capital One Securities Energy Conference in Houston on December 11.
About Parsley Energy, Inc.
Parsley Energy, Inc. is an independent oil and natural gas company focused on the acquisition, development, exploration, and production of unconventional oil and natural gas properties in the Permian Basin. For more information, visit the Company’s website at www.parsleyenergy.com.

Investor Contacts:
Kyle Rhodes
Vice President - Investor Relations
ir@parsleyenergy.com
(512) 505-5199

Media and Public Affairs Contacts:
Katharine McAden
Corporate Communications Manager
or
Kate Zaykowski
Corporate Communications Specialist
media@parsleyenergy.com
(512) 220-7100

- Tables to Follow -

(1)
“Cash based G&A per Boe”, “Adjusted EBITDAX”, “operating cash margin”, “free cash flow (outspend)”, and “adjusted net income” are not presented in accordance with generally accepted accounting principles in the United States (“GAAP”). For definitions and reconciliations of the non-GAAP financial measures of adjusted EBITDAX, operating cash margin, free cash flow (outspend), and adjusted net income to GAAP financial measures, please see the tables and associated commentary below under Reconciliation of Non-GAAP Financial Measures.

(2)	Dividend to be paid to all Company equity holders, including shareholders of Class A common stock and holders of Parsley Energy, LLC units/Class B common stock.
(3)	Represents Bloomberg-sourced 3Q19 average WTI Cushing price.
(4)	Revolver availability is net of letters of credit.
(5)	Wells placed on production.

Parsley Energy, Inc. and Subsidiaries
Selected Operating Data
(Unaudited)

	Three Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018
Net production volumes:
Oil (MBbls)	8,440	7,881	6,763
Natural gas (MMcf)	14,475	13,004	9,878
Natural gas liquids (MBbls)	2,983	2,701	2,281
Total (MBoe)	13,836	12,749	10,690
Average daily net production (Boe/d)	150,391	140,099	116,196
Average sales prices(1) :
Oil, without realized derivatives (per Bbl)	$55.16	$58.23	$62.78
Oil, with realized derivatives (per Bbl)	$54.12	$55.42	$61.44
Natural gas, without realized derivatives (per Mcf)	$0.59	$0.01	$1.30
Natural gas, with realized derivatives (per Mcf)	$0.64	$0.28	$1.35
NGLs (per Bbl)	$11.08	$14.18	$31.26
Average price per Boe, without realized derivatives	$36.65	$39.01	$47.58
Average price per Boe, with realized derivatives	$36.07	$37.54	$46.79
Average costs (per Boe):
Lease operating expenses	$3.30	$3.35	$3.72
Transportation and processing costs	$0.87	$0.52	$0.79
Production and ad valorem taxes	$2.76	$2.41	$2.86
Depreciation, depletion and amortization	$15.30	$15.57	$14.72
General and administrative expenses (including stock-based compensation)	$2.65	$2.74	$3.51
General and administrative expenses (cash based)	$2.28	$2.35	$3.07

(1)
Average prices shown in the table reflect prices both before and after the effects of the Company’s realized commodity hedging transactions. The Company’s calculations of such effects include both realized gains and losses on cash settlements for commodity derivative transactions and premiums paid or received on options that settled during the period. Realized oil prices are net of transportation costs.

Parsley Energy, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except for per share data)(1)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
REVENUES
Oil sales	$465,549	$424,549	$1,292,563	$1,151,977
Natural gas sales	8,566	12,810	23,159	42,469
Natural gas liquids sales	33,041	71,294	115,138	169,189
Other	2,995	2,369	5,503	7,916
Total revenues	510,151	511,022	1,436,363	1,371,551
OPERATING EXPENSES
Lease operating expenses	45,719	39,777	129,587	104,513
Transportation and processing costs	12,052	8,495	26,917	21,233
Production and ad valorem taxes	38,235	30,604	96,386	82,121
Depreciation, depletion and amortization	211,737	157,352	584,023	424,103
General and administrative expenses (including stock-based compensation)	36,718	37,555	109,662	108,541
Exploration and abandonment costs	11,988	11,140	35,054	19,917
Acquisition costs	—	—	—	2
Accretion of asset retirement obligations	373	361	1,071	1,074
Gain on sale of property	(1,887)	(1,383)	(1,887)	(6,438)
Restructuring and other termination costs	—	—	1,562	—
Other operating expenses	2,175	6,129	3,563	10,781
Total operating expenses	357,110	290,030	985,938	765,847
OPERATING INCOME	153,041	220,992	450,425	605,704
OTHER INCOME (EXPENSE)
Interest expense, net	(33,578)	(32,854)	(100,177)	(98,580)
Gain (loss) on derivatives	56,552	(22,514)	(43,574)	(42,773)
Change in TRA liability	—	—	—	(82)
Interest income	216	1,055	610	4,864
Other (expense) income	(1,678)	(76)	(905)	459
Total other income (expense), net	21,512	(54,389)	(144,046)	(136,112)
INCOME BEFORE INCOME TAXES	174,553	166,603	306,379	469,592
INCOME TAX EXPENSE	(34,953)	(32,454)	(59,788)	(89,022)
NET INCOME	139,600	134,149	246,591	380,570
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(19,890)	(20,840)	(35,010)	(65,216)
NET INCOME ATTRIBUTABLE TO PARSLEY ENERGY, INC. STOCKHOLDERS	$119,710	$113,309	$211,581	$315,354

Net income per common share:
Basic	$0.43	$0.41	$0.76	$1.17
Diluted	$0.43	$0.41	$0.76	$1.16
Weighted average common shares outstanding:
Basic	279,961	277,705	279,491	270,262
Diluted	280,547	278,396	279,954	270,846

(1)	Certain reclassifications and adjustments to prior period amounts have been made to conform with current presentation.

Parsley Energy, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	September 30, 2019	December 31, 2018
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,660	$163,216
Accounts receivable, net of allowance for doubtful accounts:
Joint interest owners and other	43,656	39,564
Oil, natural gas and NGLs	176,261	136,209
Related parties	381	94
Short-term derivative instruments, net	216,525	191,297
Other current assets	10,101	10,332
Total current assets	451,584	540,712
PROPERTY, PLANT AND EQUIPMENT
Oil and natural gas properties, successful efforts method	10,988,657	9,948,246
Accumulated depreciation, depletion and impairment	(1,851,971)	(1,295,098)
Total oil and natural gas properties, net	9,136,686	8,653,148
Other property, plant and equipment, net	179,409	170,739
Total property, plant and equipment, net	9,316,095	8,823,887
NONCURRENT ASSETS
Operating lease assets, net of accumulated depreciation	167,316	—
Long-term derivative instruments, net	54,741	20,124
Other noncurrent assets	5,960	6,640
Total noncurrent assets	228,017	26,764
TOTAL ASSETS	$9,995,696	$9,391,363

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$410,001	$364,803
Revenue and severance taxes payable	135,408	127,265
Short-term derivative instruments, net	177,716	152,330
Current operating lease liabilities	83,145	—
Other current liabilities	3,465	4,547
Total current liabilities	809,735	648,945
NONCURRENT LIABILITIES
Long-term debt	2,197,093	2,181,667
Deferred tax liability	191,596	131,523
Operating lease liability	87,217	—
Payable pursuant to tax receivable agreement	71,077	68,110
Long-term derivative instruments, net	46,822	16,633
Asset retirement obligations	27,604	24,750
Financing lease liability	1,768	—
Other noncurrent liabilities	59	—
Total noncurrent liabilities	2,623,236	2,422,683
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued and outstanding	—	—
Common stock
Class A, $0.01 par value, 600,000,000 shares authorized, 282,256,544 shares issued and 281,238,301 shares outstanding at September 30, 2019 and 280,827,038 shares issued and 280,205,293 shares outstanding at December 31, 2018	2,822	2,808
Class B, $0.01 par value, 125,000,000 shares authorized, 35,420,258 and 36,547,731 shares issued and outstanding at September 30, 2019 and December 31, 2018	355	366
Additional paid in capital	5,195,144	5,163,987
Retained earnings	615,743	412,646
Treasury stock, at cost, 1,018,243 shares and 621,745 shares at September 30, 2019 and December 31, 2018	(17,421)	(11,749)
Total stockholders' equity	5,796,643	5,568,058
Noncontrolling interests	766,082	751,677
Total equity	6,562,725	6,319,735
TOTAL LIABILITIES AND EQUITY	$9,995,696	$9,391,363

(1)	Certain reclassifications and adjustments to prior period amounts have been made to conform with current presentation.

Parsley Energy, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Nine Months Ended September 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$246,591	$380,570
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	584,023	424,103
Leasehold abandonments and impairments	34,074	18,319
Accretion of asset retirement obligations	1,071	1,074
Gain on sale of property	(1,887)	(6,438)
Stock-based compensation	15,473	15,118
Deferred income tax expense	59,788	89,022
Change in TRA liability	—	82
Loss on derivatives	43,574	42,773
Net cash (paid) received for derivative settlements	(13,088)	94
Net cash paid for option premiums	(35,321)	(40,087)
Other	5,140	3,375
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(44,144)	(45,089)
Accounts receivable—related parties	(287)	240
Other current assets	5,062	(696)
Other noncurrent assets	(274)	(386)
Accounts payable and accrued expenses	33,303	(7,964)
Revenue and severance taxes payable	8,143	25,767
Other noncurrent liabilities	59	—
Net cash provided by operating activities	941,300	899,877
CASH FLOWS FROM INVESTING ACTIVITIES:
Development of oil and natural gas properties	(1,081,182)	(1,364,755)
Acquisitions of oil and natural gas properties	(33,841)	(96,702)
Additions to other property and equipment	(28,155)	(62,542)
Proceeds from sales of property, plant and equipment	40,967	87,954
Maturity of short-term investments	—	149,331
Other	5,221	13,657
Net cash used in investing activities	(1,096,990)	(1,273,057)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under long-term debt	462,000	—
Payments on long-term debt	(447,000)	(2,203)
Payments on financing lease obligations	(2,126)	—
Debt issuance costs	—	(45)
Repurchase of common stock	(5,672)	(10,941)
Dividends and distributions paid	(9,465)	—
Distributions to owners from consolidated subsidiary	(603)	—
Net cash used in financing activities	(2,866)	(13,189)
Net decrease in cash, cash equivalents and restricted cash	(158,556)	(386,369)
Cash, cash equivalents and restricted cash at beginning of period	163,216	554,189
Cash, cash equivalents and restricted cash at end of period	$4,660	$167,820
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$(71,774)	$(94,392)
Cash received for income taxes	$240	$—
SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES:
Asset retirement obligations incurred, including changes in estimate	$1,619	$1,665
Additions (reductions) to oil and natural gas properties - change in capital accruals	$15,429	$(19,244)
Net premiums on options that settled during the period	$(31,513)	$(52,451)

(1)	Certain reclassifications and adjustments to prior period amounts have been made to conform with current presentation.

Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDAX
Adjusted EBITDAX is not a measure of net income as determined by GAAP. Adjusted EBITDAX is a supplemental non-GAAP financial measure that is used by the Company’s management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDAX as net income before depreciation, depletion and amortization, exploration and abandonment costs, net interest expense, interest income, income tax expense, change in Tax Receivable Agreement (“TRA”) liability, stock-based compensation, acquisition costs, gain on sale of property, restructuring and other termination costs, accretion of asset retirement obligations, inventory write down, (gain) loss on derivatives, net settlements on derivative instruments and net premiums on options that settled during the period.
Management believes Adjusted EBITDAX is useful because it allows the Company to more effectively evaluate its operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. The Company excludes the items listed above from net income in arriving at Adjusted EBITDAX because these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structures, and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of the Company’s operating performance. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX. The Company’s computations of Adjusted EBITDAX may not be comparable to other similarly titled measures of other companies. The Company believes that Adjusted EBITDAX is a widely followed measure of operating performance.
The following table presents a reconciliation of Adjusted EBITDAX to the GAAP financial measure of net income attributable to Parsley Energy, Inc. stockholders for each of the periods indicated.
Parsley Energy, Inc. and Subsidiaries
Adjusted EBITDAX
(Unaudited, in thousands)(1)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Adjusted EBITDAX reconciliation to net income:
Net income attributable to Parsley Energy, Inc. stockholders	$119,710	$113,309	$211,581	$315,354
Net income attributable to noncontrolling interests	19,890	20,840	35,010	65,216
Depreciation, depletion and amortization	211,737	157,352	584,023	424,103
Exploration and abandonment costs	11,988	11,140	35,054	19,917
Interest expense, net	33,578	32,854	100,177	98,580
Interest income	(216)	(1,055)	(610)	(4,864)
Income tax expense	34,953	32,454	59,788	89,022
EBITDAX	431,640	366,894	1,025,023	1,007,328
Change in TRA liability	—	—	—	82
Stock-based compensation	5,175	4,686	15,473	15,118
Acquisition costs	—	—	—	2
Gain on sale of property	(1,887)	(1,383)	(1,887)	(6,438)
Restructuring and other termination costs	—	—	1,562	—
Accretion of asset retirement obligations	373	361	1,071	1,074
Inventory write down	—	451	—	495
(Gain) loss on derivatives	(56,552)	22,514	43,574	42,773
Net settlements on derivative instruments	3,686	9,376	(13,108)	(516)
Net premiums on options that settled during the period	(11,765)	(17,853)	(31,513)	(52,451)
Adjusted EBITDAX	$370,670	$385,046	$1,040,195	$1,007,467

(1)	Certain reclassifications to prior period amounts have been made to conform with current presentation.

Operating Cash Margin
Operating cash margin is not a measure of operating income as determined by GAAP. Operating cash margin is a supplemental non-GAAP performance measure used by the Company as an indicator of the Company’s profitability and ability to manage its operating income. The Company defines operating cash margin as net income before income tax expense, other revenues, depreciation, depletion and amortization, exploration and abandonment costs, stock-based compensation, acquisition costs, accretion of asset retirement obligations, other operating expense, net interest expense, (gain) loss on sale of property, restructuring and other termination costs, (gain) loss on derivatives, change in TRA liability, interest income, and other income. The amounts included in the calculations of operating cash margin were computed in accordance with GAAP.
Operating cash margin is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in the Company’s condensed consolidated financial statements prepared in accordance with GAAP (including the notes), included in its SEC filings and posted on its website. The following table provides a reconciliation of operating cash margin to the GAAP financial measure of net income attributable to Parsley Energy, Inc. stockholders.
Parsley Energy, Inc. and Subsidiaries
Operating Cash Margin
(Unaudited, in thousands, except for per unit data)(1)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Operating cash margin reconciliation to net income:
Net income attributable to Parsley Energy, Inc. stockholders	$119,710	$113,309	$211,581	$315,354
Net income attributable to noncontrolling interests	19,890	20,840	35,010	65,216
Income tax expense	34,953	32,454	59,788	89,022
Other revenues	(2,995)	(2,369)	(5,503)	(7,916)
Depreciation, depletion and amortization	211,737	157,352	584,023	424,103
Exploration and abandonment costs	11,988	11,140	35,054	19,917
Stock-based compensation	5,175	4,686	15,473	15,118
Acquisition costs	—	—	—	2
Accretion of asset retirement obligations	373	361	1,071	1,074
Other operating expense	2,175	6,129	3,563	10,781
Interest expense, net	33,578	32,854	100,177	98,580
Gain on sale of property	(1,887)	(1,383)	(1,887)	(6,438)
Restructuring and other termination costs	—	—	1,562	—
(Gain) loss on derivatives	(56,552)	22,514	43,574	42,773
Change in TRA liability	—	—	—	82
Interest income	(216)	(1,055)	(610)	(4,864)
Other income	1,678	76	905	(459)
Operating cash margin	$379,607	$396,908	$1,083,781	$1,062,345
Operating cash margin per Boe	$27.44	$37.13	$28.62	$36.75

Average price per Boe, without realized derivatives	$36.65	$47.58	$37.78	$47.17
Operating cash margin percentage	75%	78%	76%	78%

(1)	Certain reclassifications to prior period amounts have been made to conform with current presentation.

Free Cash Flow (Outspend)
Free cash flow (outspend) is not a measure of net cash provided by operating activities as determined by GAAP. Free cash flow (outspend) is a supplemental non-GAAP financial measure that is used by the Company as an indicator of the Company’s ability to manage its operating cash flow (outspend), internally fund its exploration and development activities, pay dividends, and to service or incur additional debt. The Company defines free cash flow (outspend) as net cash provided by operating activities before changes in operating assets and liabilities, net of acquisitions, less accrual-based development capital expenditures. The amounts included in the calculations of free cash flow (outspend) were computed in accordance with GAAP.
Free cash flow (outspend) is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in the Company’s condensed consolidated financial statements prepared in accordance with GAAP (including the notes), included in its SEC filings and posted on its website. The following table provides a reconciliation of free cash flow (outspend) to the GAAP financial measure of net cash provided by operating activities.

Parsley Energy, Inc. and Subsidiaries
Free Cash Flow (Outspend)
(Unaudited, in thousands)

	Three Months Ended	Nine Months Ended
	September 30, 2019
Net cash provided by operating activities	$325,418	$941,300
Net change in operating assets and liabilities, net of acquisitions	13,694	(1,862)
Total discretionary cash flow	339,112	$939,438

Development of oil and natural gas properties	(343,988)	(1,081,182)
Reductions (additions) to oil and natural gas properties - change in capital accruals	25,695	(15,429)
Total accrual-based development capital expenditures	(318,293)	(1,096,611)
Free cash flow (outspend)	$20,819	$(157,173)

Adjusted Net Income
Adjusted net income is not a measure of net income determined in accordance with GAAP. Adjusted net income is a supplemental non-GAAP performance measure used by the Company’s management to evaluate financial performance, prior to (gains) losses on derivatives, net settlements on derivative instruments, net premiums received on options that settled during the period, gain on sale of property, restructuring and other termination costs, exploration and abandonment costs, acquisition costs, and change in TRA liability, while adjusting for noncontrolling interests and the associated changes in estimated income tax. Management believes adjusted net income is useful because it may enhance investors’ ability to assess Parsley’s historical and future financial performance. Adjusted net income should not be considered an alternative to, or more meaningful than, consolidated net income, operating income, or any other measure of financial performance presented in accordance with GAAP. The following table presents a reconciliation of the non-GAAP financial measure of adjusted net income to the GAAP financial measure of net income attributable to Parsley Energy, Inc. stockholders.
Parsley Energy, Inc. and Subsidiaries
Adjusted Net Income and Net Income Per Share
(Unaudited, in thousands, except per share data)(1)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income attributable to Parsley Energy, Inc. stockholders	$119,710	$113,309	$211,581	$315,354
Adjustments:
(Gain) loss on derivatives	(56,552)	22,514	43,574	42,773
Net settlements on derivative instruments	3,686	9,376	(13,108)	(516)
Net premiums on options that settled during the period	(11,765)	(17,853)	(31,513)	(52,451)
Gain on sale of property	(1,887)	(1,383)	(1,887)	(6,438)
Restructuring and other termination costs	—	—	1,562	—
Exploration and abandonment costs	11,988	11,140	35,054	19,917
Acquisition costs	—	—	—	2
Change in TRA liability	—	—	—	82
Change in noncontrolling interests	6,106	(2,745)	(4,113)	(410)
Change in estimated income tax	10,675	(8,130)	(6,565)	(4,647)
Adjusted net income	$81,961	$126,228	$234,585	$313,666
Net income per diluted share - as reported(2)	$0.43	$0.41	$0.76	$1.16
Adjustments:
(Gain) loss on derivatives	$(0.20)	$0.08	$0.16	$0.16
Net settlements on derivative instruments	0.01	0.03	(0.05)	—
Net premiums on options that settled during the period	(0.04)	(0.06)	(0.11)	(0.19)
Gain on sale of property	(0.01)	—	(0.01)	(0.02)
Restructuring and other termination costs	—	—	0.01	—
Exploration and abandonment costs	0.04	0.04	0.13	0.07
Acquisition costs	—	—	—	—
Change in TRA liability	—	—	—	—
Change in noncontrolling interests	0.02	(0.01)	(0.01)	—
Change in estimated income tax	0.04	(0.04)	(0.04)	(0.02)
Adjusted net income per diluted share(3)	$0.29	$0.45	$0.84	$1.16
Basic weighted average shares outstanding - as reported(2)	279,961	277,705	279,491	270,262
Effect of dilutive securities:
Class B Common Stock	—	—	—	—
Restricted Stock and Restricted Stock Units	586	691	463	584
Diluted weighted average shares outstanding - as reported(2)	280,547	278,396	279,954	270,846
Effect of dilutive securities:
Class B Common Stock	—	—	—	—
Restricted Stock and Restricted Stock Units	—	—	—	—
Diluted weighted average shares outstanding for adjusted net income(3)	280,547	278,396	279,954	270,846

(1)	Certain reclassifications to prior period amounts have been made to conform with current presentation.
(2)
For the three and nine months ended September 30, 2019 and 2018, the number of weighted average diluted shares used to calculate actual net income per share is based on the fact that, under the “if converted” method, Class B Common Stock was not recognized because it would have been antidilutive.

(3)
For purposes of calculating adjusted net income per diluted share for the three and nine months ended September 30, 2019 and 2018, Class B Common Stock was not recognized because the shares would have been antidilutive using the “if converted” method.

Standalone Open Derivatives Positions
Parsley Energy, Inc. and Subsidiaries
Open Crude Oil Derivatives Positions(1)

	4Q19	1Q20	2Q20	3Q20	4Q20
OPTION CONTRACTS:
CUSHING
Put Spreads - Cushing (MBbls/d)(2)	19.6
Long Put Price ($/Bbl)	$57.29
Short Put Price ($/Bbl)	$47.29
Three Way Collars - Cushing (MBbls/d)(3)	26.1
Short Call Price ($/Bbl)	$72.69
Long Put Price ($/Bbl)	$51.88
Short Put Price ($/Bbl)	$42.81
Collars - Cushing (MBbls/d)(4)	21.2
Short Call Price ($/Bbl)	$58.37
Long Put Price ($/Bbl)	$54.56
MIDLAND
Put Spreads - Midland (MBbls/d)(2)	4.9
Long Put Price ($/Bbl)	$60.00
Short Put Price ($/Bbl)	$50.00
Three Way Collars - Midland (MBbls/d)(3)	4.9	23.1	23.1	9.8	9.8
Short Call Price ($/Bbl)	$64.65	$68.57	$68.57	$65.00	$65.00
Long Put Price ($/Bbl)	$50.00	$56.86	$56.86	$54.67	$54.67
Short Put Price ($/Bbl)	$45.00	$46.86	$46.86	$44.67	$44.67
Swaps - Midland (MBbls/d)(5)		3.3	3.3
Swap Price ($/Bbl)		$55.20	$55.20
MAGELLAN EAST HOUSTON (“MEH”)
Put Spreads - MEH (MBbls/d)(2)	4.9
Long Put Price ($/Bbl)	$60.00
Short Put Price ($/Bbl)	$50.00
Three Way Collars - MEH (MBbls/d)(3)	3.3	46.2	46.2	37.5	37.5
Short Call Price ($/Bbl)	$75.00	$74.62	$74.62	$72.28	$72.28
Long Put Price ($/Bbl)	$60.00	$59.05	$59.05	$58.08	$58.08
Short Put Price ($/Bbl)	$50.00	$49.05	$49.05	$48.08	$48.08
Swaps - MEH (MBbls/d)(5)				4.2	4.2
Swap Price ($/Bbl)				$56.30	$56.30
BRENT
Three Way Collars - Brent (MBbls/d)(3)			11.5	9.8	9.8
Short Call Price ($/Bbl)			$74.29	$74.17	$74.17
Long Put Price ($/Bbl)			$62.29	$62.33	$62.33
Short Put Price ($/Bbl)			$52.29	$52.33	$52.33
Total Option Contracts (MBbls/d)	84.9	72.6	84.1	61.3	61.3
Premium Realization ($MM)(6)	$(10.9)	$(14.1)	$(15.7)	$(11.5)	$(11.5)
BASIS SWAPS:
Midland-Cushing Basis Swaps (MBbls/d)(7)	35.9	4.9	4.9
Basis Differential ($/Bbl)	$(0.78)	$0.25	$0.25
Midland-MEH Basis Swaps (MBbls/d)(7)	2.1
Basis Differential ($/Bbl)	$5.10
Parsley Energy, Inc. and Subsidiaries
Open Natural Gas Derivatives Positions(1)

	4Q19	1Q20	2Q20	3Q20	4Q20
OPTION CONTRACTS:
HENRY HUB
Three Way Collars - Henry Hub (MMBtu/d)(3)	32,609
Short Call Price ($/MMBtu)	$3.93
Put Price ($/MMBtu)	$3.00
Short Put Price ($/MMBtu)	$2.50
WAHA
Swaps - Waha (MMBtu/d)(5)		48,242	48,242	48,152	48,152
Swap Price ($/MMBtu)		$1.08	$0.70	$0.90	$0.86
Total Option Contracts (MMBtu/d)	32,609	48,242	48,242	48,152	48,152
BASIS SWAPS:
Waha-Henry Hub Basis Swaps (MMBtu/d)(7)	32,609
Basis Differential ($/MMBtu)	$(1.64)

Pro Forma Open Derivatives Positions
Parsley Energy, Inc. and Subsidiaries
Pro Forma Open Crude Oil Derivatives Positions(1)(8)

	4Q19	1Q20	2Q20	3Q20	4Q20
OPTION CONTRACTS:
CUSHING
Put Spreads - Cushing (MBbls/d)(2)	19.6
Long Put Price ($/Bbl)	$57.29
Short Put Price ($/Bbl)	$47.29
Three Way Collars - Cushing (MBbls/d)(3)	26.1
Short Call Price ($/Bbl)	$72.69
Long Put Price ($/Bbl)	$51.88
Short Put Price ($/Bbl)	$42.81
Collars - Cushing (MBbls/d)(4)	21.2
Short Call Price ($/Bbl)	$58.37
Long Put Price ($/Bbl)	$54.56
Swaps - Cushing (MBbls/d)(5)		20.0	20.0	20.0	20.0
Swap Price ($/Bbl)		$58.25	$58.25	$58.25	$58.25
MIDLAND
Put Spreads - Midland (MBbls/d)(2)	4.9
Long Put Price ($/Bbl)	$60.00
Short Put Price ($/Bbl)	$50.00
Three Way Collars - Midland (MBbls/d)(3)	4.9	23.1	23.1	9.8	9.8
Short Call Price ($/Bbl)	$64.65	$68.57	$68.57	$65.00	$65.00
Long Put Price ($/Bbl)	$50.00	$56.86	$56.86	$54.67	$54.67
Short Put Price ($/Bbl)	$45.00	$46.86	$46.86	$44.67	$44.67
Swaps - Midland (MBbls/d)(5)		3.3	3.3
Swap Price ($/Bbl)		$55.20	$55.20
MAGELLAN EAST HOUSTON (“MEH”)
Put Spreads - MEH (MBbls/d)(2)	4.9
Long Put Price ($/Bbl)	$60.00
Short Put Price ($/Bbl)	$50.00
Three Way Collars - MEH (MBbls/d)(3)	3.3	46.2	46.2	37.5	37.5
Short Call Price ($/Bbl)	$75.00	$74.62	$74.62	$72.28	$72.28
Long Put Price ($/Bbl)	$60.00	$59.05	$59.05	$58.08	$58.08
Short Put Price ($/Bbl)	$50.00	$49.05	$49.05	$48.08	$48.08
Swaps - MEH (MBbls/d)(5)				4.2	4.2
Swap Price ($/Bbl)				$56.30	$56.30
BRENT
Three Way Collars - Brent (MBbls/d)(3)			11.5	9.8	9.8
Short Call Price ($/Bbl)			$74.29	$74.17	$74.17
Long Put Price ($/Bbl)			$62.29	$62.33	$62.33
Short Put Price ($/Bbl)			$52.29	$52.33	$52.33
Total Option Contracts (MBbls/d)	84.9	92.6	104.1	81.3	81.3
Premium Realization ($MM)(6)	$(10.9)	$(14.1)	$(15.7)	$(11.5)	$(11.5)
BASIS SWAPS:
Midland-Cushing Basis Swaps (MBbls/d)(7)	35.9	30.9	30.9	26.0	26.0
Basis Differential ($/Bbl)	$(0.78)	$(1.06)	$(1.06)	$(1.31)	$(1.31)
Midland-MEH Basis Swaps (MBbls/d)(7)	2.1
Basis Differential ($/Bbl)	$5.10
Parsley Energy, Inc. and Subsidiaries
Pro Forma Open Natural Gas Derivatives Positions(1)(8)

	4Q19	1Q20	2Q20	3Q20	4Q20
OPTION CONTRACTS:
HENRY HUB
Three Way Collars - Henry Hub (MMBtu/d)(3)	32,609
Short Call Price ($/MMBtu)	$3.93
Put Price ($/MMBtu)	$3.00
Short Put Price ($/MMBtu)	$2.50
WAHA
Swaps - Waha (MMBtu/d)(5)		48,242	48,242	48,152	48,152
Swap Price ($/MMBtu)		$1.08	$0.70	$0.90	$0.86
Total Option Contracts (MMBtu/d)		48,242	48,242	48,152	48,152
BASIS SWAPS:
Waha-Henry Hub Basis Swaps (MMBtu/d)(7)	32,609
Basis Differential ($/MMBtu)	$(1.64)

(1)	Hedge positions as of 11/5/2019. Prices represent the weighted average price of contracts scheduled for settlement during the period.
(2)
When the reference price (WTI, Midland, or MEH, Brent, or Henry Hub) is above the long put price, Parsley receives the reference price. When the reference price is between the long put price and the short put price, Parsley receives the long put price. When the reference price is below the short put price, Parsley receives the reference price plus the difference between the short put price and the long put price.

(3)	Functions similarly to put spreads except when the reference price is at or above the call price, Parsley receives the call price.
(4)
When the reference price (WTI) is above the call price, Parsley receives the call price. When the reference price is below the long put price, Parsley receives the long put price. When the reference price is between the short call and long put prices, Parsley receives the reference price.

(5)	Parsley receives the swap price.
(6)	Premium realizations represent net premiums paid (including deferred premiums), which are recognized as income or loss in the period of settlement.
(7)
Swaps that fix the basis differentials representing the index prices at which the Company sells its oil and gas produced in the Permian Basin less the WTI Cushing price and Henry Hub price, respectively.

(8)	4Q19 positions reflect Parsley standalone. 2020 positions are pro forma for pending Jagged Peak acquisition announced 10/14/2019.

No Offer or Solicitation
Communications in this news release do not constitute an offer to sell or the solicitation of an offer to subscribe for or buy any securities or a solicitation of any vote or approval with respect to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
Additional Information for Shareholders
In connection with the proposed transaction, Parsley and Jagged Peak have filed materials with the Securities and Exchange Commission (“SEC”), including a Registration Statement on Form S-4 of Parsley (the “Registration Statement”) that includes a preliminary joint proxy statement/prospectus of Parsley and Jagged Peak. The information in the Registration Statement is not complete and may be changed. After the Registration Statement is declared effective by the SEC, Parsley and Jagged Peak intend to mail a definitive proxy statement/prospectus to the shareholders of Parsley and the shareholders of Jagged Peak. This news release is not a substitute for the joint proxy statement/prospectus or the Registration Statement or for any other document that Parsley or Jagged Peak may file with the SEC and send to Parsley’s shareholders and/or Jagged Peak’s shareholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF PARSLEY AND JAGGED PEAK ARE URGED TO CAREFULLY AND THOROUGHLY READ THE JOINT PROXY STATEMENT AND THE REGISTRATION STATEMENT/PROSPECTUS, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY PARSLEY AND JAGGED PEAK WITH THE SEC, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PARSLEY, JAGGED PEAK, THE PROPOSED TRANSACTION, THE RISKS RELATED THERETO AND RELATED MATTERS.
Investors will be able to obtain free copies of the Registration Statement and joint proxy statement/prospectus, as each may be amended from time to time, and other relevant documents filed by Parsley and Jagged Peak with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by Parsley will be available free of charge from Parsley’s website at www.parsleyenergy.com under the “Investors” tab or by contacting Parsley’s Investor Relations Department at (512) 505-5199 or IR@parsleyenergy.com. Copies of documents filed with the SEC by Jagged Peak will be available free of charge from Jagged Peak’s website at www.jaggedpeakenergy.com under the “Investor Relations” tab or by contacting Jagged Peak’s Investor Relations Department at (720) 215-3754 or jedwards@jaggedpeakenergy.com.
Participants in the Proxy Solicitation
Parsley, Jagged Peak and their respective directors and certain of their executive officers and other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Parsley’s shareholders and Jagged Peak’s shareholders in connection with the proposed transaction. Information regarding the executive officers and directors of Parsley is included in its definitive proxy statement for its 2019 annual meeting filed with the SEC on April 8, 2019. Information regarding the executive officers and directors of Jagged Peak is included in its definitive proxy statement for its 2019 annual meeting filed with the SEC on April 10, 2019. Additional information regarding the persons who may be deemed participants and their direct and indirect interests, by security holdings or otherwise, will be set forth in the Registration Statement and joint proxy statement/prospectus and other materials when they are filed with the SEC in connection with the proposed transaction. Free copies of these documents may be obtained as described in the paragraphs above.
Cautionary Statement Regarding Forward-Looking Information
Certain statements in this news release concerning the proposed transaction, including any statements regarding the expected timetable for completing the proposed transaction, the results, effects, benefits and synergies of the proposed transaction, future opportunities for the combined company, future financial performance and condition, guidance and any other statements regarding Parsley’s or Jagged Peak’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely” “plan,” “positioned,” “strategy,” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. Specific forward-looking statements include statements regarding Parsley and Jagged Peak’s plans and expectations with respect to the proposed transaction and the anticipated impact of the proposed transaction on the combined company’s results of operations, financial position, growth opportunities and competitive position. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995.
These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, the possibility that shareholders of Parsley may not approve the issuance of new shares of Parsley Class A common stock in the transaction or that shareholders of Jagged Peak may not approve the merger agreement; the risk that a condition to closing of the proposed transaction may not be satisfied, that either party may terminate the merger agreement or that the closing of the proposed transaction might be delayed or not occur at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; the diversion of management time on transaction-related issues; the ultimate timing, outcome and results of integrating the operations of Parsley and Jagged Peak; the effects of the business combination of Parsley and Jagged Peak, including the combined company’s future financial condition, results of operations, strategy and plans; the ability of the combined company to realize anticipated synergies in the timeframe expected or at all; changes in capital markets and the ability of the combined company to finance operations in the manner expected; regulatory approval of the transaction; the effects of commodity prices; the risks of oil and gas activities; and the fact that operating costs and business disruption may be greater than expected following the public announcement or consummation of the proposed transaction. Expectations regarding business outlook, including changes in revenue, pricing, capital expenditures, cash flow generation, strategies for our operations, oil and natural gas market conditions, legal, economic and regulatory conditions, and environmental matters are only forecasts regarding these matters.
Additional factors that could cause results to differ materially from those described above can be found in Parsley’s Annual Report on Form 10-K for the year ended December 31, 2018 and in its subsequently filed Quarterly Reports on Form 10-Q, each of which is on file with the SEC and available from Parsley’s website at www.parsleyenergy.com under the “Investors” tab, and in other documents Parsley files with the SEC, and in Jagged Peak’s Annual Report on Form 10-K for the year ended December 31, 2018 and in its subsequently filed Quarterly Reports on Form 10-Q, each of which is on file with the SEC and available from Jagged Peak’s website at www.jaggedpeakenergy.com under the “Investor Relations” tab, and in other documents Jagged Peak files with the SEC.
All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither Parsley nor Jagged Peak assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.